TRANSACTIONS SUBJECT TO
RULE 10f-3
PROCEDURES


Portfolio:	 JPM Small Company
	Security Description:
Avici
Sys. Inc.

Issuer:  Avici Sys. Inc
	Offering Type:  U.S.
Registered

US Registered, Eligible Muni,
Eligible Foreign,
Eligible 144A




REQUIR
ED
INFOR
MATIO
N



ANS
WE
R


APPLIC
ABLE
RESTRI
CTION

In
Compli
ance
YesN
o


 1.

 2.

 3.

 4.

 5.

 6.

 7.


 8.

 9.

10.




11.



12.


Offering
Date

Trade
Date

Unit Price
of
Offering

Price Paid
per Share

Years of
Issuers
Operation
s

Underwrit
ing Type

Underwrit
ing
Spread


Total
Price paid
by
Portfolio

Total Size
of
Offering

Total
Price Paid
by
Portfolio
plus Total
Price Paid
for same
securities
purchased
by the
same
investmen
t adviser
for other
investmen
t
companie
s

Underwrit
ers from
whom the
Portfolio
purchased
attach a
prospectu
s or
offering
circular
for a list
of all
syndicate
members

If the
affiliate
was lead
or co-lead
manager,
was the
instructio
n listed
below
given to
the
brokers
named in
#11?
****


7/27/
00

7/27/
00

$31.0
0

$31.0
0

4

Firm

$2.17


$18,6
00

$217,
000,0
00

$1,03
0,130




Mor
gan
Stanl
ey &
Co.



YES

None

Must be
the same
as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be
firm

Investmen
t Adviser
determinat
ion to be
made

None

None

#10
divided by
#9 must
not
exceed
25% **




Must not
include
Investmen
t Adviser
affiliates
***



Must be
Yes or
NA

NA

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has no
reasonable cause to
believe that the underwriting
commission, spread or
profit is NOT reasonable and
fair compared to
underwritings of similar
securities during a
comparable
period of time.  In
determining which
securities are
comparable, the Investment Adviser
has considered the
factors set forth in the
Portfolios 10f-3 procedures.

*	Not applicable to munis.
In the case of
munis, i the issue must have one
investment grade rating or ii
 if the issuer
or the revenue source has been I
n operation
for less than three years,
the issue must have
one of the three highest ratings.
Circle i or
ii, whichever is met.

**	If an eligible Rule
144A offering, must not
exceed 25% of the total
amount of same
class sold to QIBs in the
Rule 144A offering
PLUS the amount of the
offering of the
same class in any
concurrent public offering

***	For munis purchased
 from syndicate
manager, check box
 to confirm that the
purchase was not
 designated as a group sale.


****	No credit for the
 purchase made for the
Portfolio can be credited
to the Investment
Advisers affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION\CHUBB\
SmallCompanyPortfolio\Annual2000\10f-
3 JPM Small Comp-Avici-7-27-00.doc